UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 26, 2024

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KIND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Nextdoor Holdings, Inc. (the “Company”) previously announced on February 27, 2024 certain financial guidance related to its expected revenue and adjusted EBITDA for the first quarter ended March 31, 2024. The Company preliminarily expects that its revenue will exceed, and its adjusted EBITDA loss will be narrower than, the previously reported guidance.

The Company’s financial statements for the quarter ended March 31, 2024 are not yet available. Accordingly, the Company’s expectations regarding revenue and adjusted EBITDA are estimates and subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the review of the Company’s financial statements for the quarter ended March 31, 2024. The Company’s expectations in this Current Report on Form 8-K and described herein may differ materially from the actual results that will be reflected in the Company’s financial statements or other earnings materials for the quarter ended March 31, 2024 when they are completed and publicly disclosed. The Company will host a Q&A webcast at 2:00 pm PT/5:00 pm ET on Tuesday, May 7, 2024, to discuss its results for the first quarter ended March 31, 2024.

This information included in this Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it been deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

As part of the orderly transition of certain members of the management team of the Company, Heidi Andersen, the Company’s Head of Revenue, and John Orta, the Company’s Head of Legal & Corporate Development and Secretary, will each resign from their positions, effective on May 8, 2024 (the “Separation Date”). Neither Ms. Andersen’s nor Mr. Orta’s planned departure is the result of any disagreement regarding the Company’s operations, policies or practices.

In connection with their transitions, the Company expects to enter into a Separation Agreement with each of Ms. Andersen and Mr. Orta on or about their Separation Date (the “Separation Agreement”), which provides for benefits consistent with each of their change in control and severance agreements dated August 28, 2021, including (i) a lump sum payment equal to six months’ base salary, less applicable state and federal payroll deductions, and (ii) upon election to continue existing health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Company paying the insurance premium payments to continue to receive coverage for six months following the Separation Date. The Separation Agreement includes a general release of claims in favor of the Company. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreements, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Forward-Looking Statements and Non-GAAP

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the Company’s expectations regarding revenue and adjusted EBITDA for the first quarter ended March 31, 2024. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management as of the date they are made. However, investors should not place undue reliance on any such forward-looking statements because they speak only as of the date they are made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not necessarily limited to, those described in the Company’s filings with the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: April 26, 2024	By:	/s/ Matt Anderson
Matt Anderson
Chief Financial Officer